Exhibit 99.1

Qumu Extends Leadership Role in the Enterprise Video Industry with
Acquisition of Kulu Valley

Qumu’s strengths complemented by Kulu Valley’s best-in-class video content creation and pure cloud solution

Minneapolis, MN – October 6, 2014 – Qumu (NASDAQ: QUMU), a global leader in enterprise video content management announced today the acquisition of Kulu Valley, a leading provider of video content creation solutions based in the United Kingdom. The combination expands Qumu’s addressable market through the offering of Kulu Valley’s best-in-class video content creation capabilities and easy-to-deploy pure cloud solution, and provides Kulu Valley’s customers with access to industry leading video content management and delivery capability. Kulu Valley’s offering is now branded and available as Qumu Cloud.

Kulu Valley provides its software solutions to more than 80 customers, primarily in Europe, and generated $5.5 million in profitable revenue for the 12 months ended June 30, 2014.

“During the past year, several joint customers have recommended combining Qumu’s enterprise video content management and delivery solutions with Kulu Valley’s cloud based video content creation platform, and today we’ve made that concept a reality,” said Sherman Black, President & CEO of Qumu. “Together we expand our collective opportunities in the rapidly growing enterprise video market. The Kulu Valley product line and sales model allows us to pursue a wider range of customers with shorter sales cycles, while the Qumu product line provides a broader solution for Kulu Valley’s customers. This combination creates the most powerful enterprise video platform in the industry. We will leverage Qumu’s global sales and marketing investments and combine them with the Kulu Valley European based sales and marketing staff for greater market coverage worldwide. We welcome the Kulu Valley team to the Qumu family and are excited about our combined potential.”

“Customer experience, rapid deployment, and usability have always been part of Kulu Valley’s DNA,” said Sumit Rai, CEO and Founder of Kulu Valley. “Joining forces with Qumu provides us with the resources and presence to reach a much bigger market and syndicate our content creation tools with the leader in enterprise video management and delivery. As separate entities, Qumu and Kulu Valley have approached the $1 billion-plus enterprise video market from different angles. Now, together, we have the most comprehensive solution allowing us to further extend our industry leadership.”

Combination Leverages Kulu Valley and Qumu Strengths

Founded in 2002 in London, United Kingdom, Kulu Valley offers a cloud-based (SaaS), integrated solution for the creation and distribution of video content that works within an enterprise infrastructure. Kulu Valley’s platform enables quality video content creation beyond the studio and accelerates adoption of user-generated content both inside and outside the enterprise. This capability is a great complement to Qumu’s enterprise strength in video delivery and breadth of enterprise integrations. The native cloud architecture of the Kulu Valley platform, now known as Qumu Cloud, features automation and self-provisioning, making full enterprise video capability available to any company instantly as a cloud-based service.

Qumu’s market focus has traditionally been on internal collaboration use cases. Kulu Valley integrations with Eloqua, Marketo and other marketing automation solutions will enable Qumu customers to extend their investments to include video marketing focused on converting prospects into buyers.

The Kulu Valley product line has generated a 50% CAGR in recurring revenue over the past two years, concentrated primarily in Europe. The global sales, marketing and deployment footprint of Qumu should enable deeper market penetration and continued aggressive growth.

“With the acquisition of Kulu Valley, Qumu continues to take a strategic approach to expanding its capabilities in the video creation and content management arena,” said Wainhouse Research Senior Analyst Steve Vonder Haar.  “The combination of these two companies addresses growing enterprise demand for deploying integrated platforms that address every step of the video ecosystem - from content creation to network administration – and supports the use of streaming video for both internal and external communications.”

“The addition of Kulu Valley strengthens our portfolio for both internal and external use cases and enhances our ability to meet the needs of the evolving video content management space,” said Vern Hanzlik, Executive Vice President and General Manager of Qumu. “Qumu and Kulu Valley have a common vision for the transforming power of video in the enterprise. Combining our efforts helps us get there faster.”

View this video for further comments from Qumu GM Vern Hanzlik and Kulu Valley Founder Sumit Rai on the acquisition.

Terms of the Transaction and Financial Performance Guidance

The transaction was completed on October 3, 2014 and is valued at approximately $15 million, comprised of approximately $11.5 million of net cash and 275,000 shares of Qumu stock. The amount of revenue the acquisition will contribute to Qumu’s fourth quarter 2014 is dependent on the deferred revenue purchase accounting assessment which is still in progress. The company will also be completing a purchase price valuation during the fourth quarter to determine how much of the purchase price will be allocated to goodwill and acquisition intangibles.

Qumu reiterated its guidance for 2014 and provided an outlook for 2015. For 2014, without any impact from Kulu Valley, Qumu continues to expect its annual software contracted commitments to grow at greater than 50% compared with 2013. It continues to expect 2014 software revenue to increase at least 30% over 2013 software revenue. The company expects to end 2014, post the acquisition of Kulu Valley, with $30 to $35 million of cash and marketable securities.

For 2015, with continued strong market growth, Qumu’s investments and successful execution in 2014, and the acquisition of Kulu Valley, the company now expects 2015 revenue growth to exceed 60% compared to 2014. In addition, Qumu expects that the scale benefits from this increased revenue growth will be a key driver for increasing 2015 gross margins to closer to 60%. The company expects to end 2015 with cash and marketable securities of $20 to $25 million. The Kulu Valley acquisition is expected to be cash flow accretive to Qumu’s 2015 financial results and the company expects to be cash flow break even in 2016.

Conference Call

Qumu has scheduled an investor conference call and webcast to review this transaction for today, October 6, 2014 at 1 p.m. Eastern Time. The dial-in number for the conference call is 888-395-3227 for domestic participants and 719-325-2362 for international participants. The passcode is 2200652. Investors can also access a webcast of the live conference call here. Webcasts will be archived on Qumu’s website, www.qumu.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: Qumu and Kulu’s future financial results or operating performance, Qumu’s ability to effectively integrate the products, business, employees, technologies and other aspects of Kulu, Qumu’s ability to realize the benefits and synergies of the acquisition of Kulu, and Qumu’s ability to expand the Qumu and Kulu video solutions with its customers and geographically. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the transaction and Qumu’s business, including the risk that Qumu may not realize the benefits of its acquisition of Kulu because of integration and other risks associated with the Kulu business, as well as the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

About Qumu Corporation

Qumu Corporation (NASDAQ: QUMU) provides the tools businesses need to create, manage, secure, distribute and measure the success of their videos. Qumu's innovative solutions release the power in video to engage and empower employees, partners and clients. Qumu helps thousands of organizations around the world realize the greatest possible value from video and other rich content they create and publish. Whatever the audience size, viewer device or network configuration, Qumu solutions are how business does video. Additional information can be found at www.qumu.com.

About Kulu Valley

Founded In 2002, Kulu Valley is a leader in video platform solutions that enable enterprises to create self-produced video presentations in minutes in a format with rapid turnaround, quality, and clarity that remains unparalleled by other mediums. Kulu Valley has worked with clients across the finance, pharmaceuticals, education, IT, and telecommunications sectors to embed the use of convenient and economical video delivery into their corporate communications strategies.

Media Contacts:
Qumu Corporation
Pete Steege, Director of Marketing Communications
952-683-7879

Investor Contacts:
Qumu Corporation
James Stewart, CFO
952-683-7878

or
EVC Group
Greg Taylor, 415 948 4436
Doug Sherk, 415-652-9100